                                                                     EXHIBIT 2.4

                              AMENDMENT NO. 3 TO
                              ------------------
                           SHARE PURCHASE AGREEMENT
                           ------------------------

          THIS AMENDMENT NO. 3 TO SHARE PURCHASE AGREEMENT ("Amendment") dated as of November 14, 1996 is entered into among, and for the purpose of amending that certain share Purchase Agreement dated as of July 17, 1996, as amended by an Amendment No. 1 dated as of September 9, 1996 and Amendment No. 2 dated as of October 16, 1996 (as so amended, the "Agreement") among Plasma & Materials Technologies, Inc., a California corporation ("Buyer"), Electrotech Limited (registered no. 1373344), whose registered office is at Coed Rhedyn, Ringland Way, Newport, Gwent, NP6 2TA United Kingdom ("ET"), Electrotech Equipments Limited (registered no. 939289), whose registered office is at Coed Rhedyn, Ringland Way, Newport, Gwent, NP6 2TA United Kingdom ("ETE" and, together with ET, individually, a "Company," and collectively, the "Companies"), Christopher
D. Dobson (the "Majority Shareholder") and the other shareholders of the Companies listed on the signature pages hereof (individually, an "Other Shareholder" and collectively, the "Other Shareholders;" the Majority Shareholder and the Other Shareholders are sometimes herein collectively referred to as the "Shareholders"). All capitalised terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

          NOW, THEREFORE, in consideration of the covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree that the Agreement is amended in the following respects:

          1.     Sections 6.14 (b) & 7.2 (f).  Notwithstanding the provisions of
                 ---------------------------
sections 6.14 (b) and the condition to the Closing set forth in section 7.2 (f), Buyer shall be deemed to have complied with Sections 6.14 (b) and satisfied the conditions in Section 7.2 (f) to the extent that Buyer's Board of Directors Compensation Committee has unconditionally and irrevocably agreed to grant options covering 800,000 shares of Buyer's Common Stock and that such options shall either be granted under the Buyer's Stock Option Plan or upon such terms and conditions as the Majority Shareholder shall specify (save as to the price at which such options shall be exercisable which shall not be less than as may be provided for under the terms of the Buyer's Stock Option Plan but which shall otherwise be determined by the Majority Shareholder) to the employees of the Companies and Subsidiaries and in the respective individual amounts as agreed between the Buyer and Majority Shareholder prior to the date of this Amendment and the Buyer hereby unconditionally and irrevocably agrees that it will grant such of the said options upon such terms and in the said individual amounts within 7 days of being so requested in writing by the Majority Shareholder and the Buyer shall take all necessary action to facilitate such grants. For the avoidance of doubt the parties hereby confirm that the provisions of this clause shall survive completion of the Agreement.

          2.     Exhibit A.  Exhibit A to the Agreement shall be replaced in its
                 ---------
entirety by Exhibit A ("Schedule of Shareholders and Consideration") attached to this Amendment.

          3.   Dormant subsidiaries.  The parties hereto confirm that as at 5th
               --------------------
November 1996 they consented to the transfer to I.V. Products Limited for nil value the entire issued share capital of the following dormant Subsidiaries:

          Special Research Systems Limited

          Vapor Instruments Limited

          Summerell Construction Limited

          Dryvac Limited

          Celtec Limited

          Unitek Electronics Limited

          Energy Transfer Products Limited

          Ionic Coatings Limited

          Microtek Avon Limited


          4.   US Shares.  The consideration for the sale, assignment, transfer
               ---------
and delivery of the US Shares to Buyer by ETE as referred to in Section 1.3 of the Agreement shall be US$250,000.


          5.   Chairman.  Section 7.2(d) of the Agreement shall be amended to
               --------
refer to Christopher David Dobson as having been elected as Chairman rather than Vice Chairman of the Board.


          6.   Section 2.2.  The first part of Section 2.2 of the Agreement
               -----------
shall be amended to read as follows "at the Closing each Shareholder shall deliver to counsel for Buyer (a) valid share warrants to bearer in respect of the ET Shares, and (b)..."


          Except solely as amended in the manner set forth above, the Agreement shall in all other respects remain in full force and effect without modification.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by an individual thereunto duly authorized, all as of the date first written above.


BUYER:                            PLASMA & MATERIALS TECHNOLOGIES, INC.
                                  a California corporation



                                  By:  /s/ Gregor Campbell
                                       ----------------------------------------
                                       Name:  Gregor Campbell
                                       Chief Executive Officer

ET:                                       ELECTROTECH LIMITED
                                          an English corporation

                                          By: /s/ Nigel Wheeler
                                             ---------------------------
                                             Name:  Nigel Wheeler
                                             Chief Executive Officer

ETE:                                      ELETROTECH EQUIPMENTS LIMTED
                                          an English corporation

                                          By: /s/ Nigel Wheeler
                                             ---------------------------
                                             Name: Nigel Wheeler
                                             Chief Executive Officer


SHAREHOLDERS:                             /s/ Christopher David Dobson
                                          ----------------------------------
                                          Name: Christopher David Dobson


                                          /s/ Ann Dilys Dobson
                                          ----------------------------------
                                          Name: Ann Dilys Dobson


                                          /s/ Frank Stanley Keeble
                                          ----------------------------------
                                          Name: Frank Stanley Keeble


                                          /s/ Patricia Ann Keeble
                                          ----------------------------------
                                          Name: Patricia Ann Keeble


                                          /s/ Kenneth Nash Knight Willmott
                                          ----------------------------------
                                          Name: Kenneth Nash Knight Willmott


                                          /s/ Kevin Nash Knight Willmott
                                          ----------------------------------
                                          Name: Kevin Nash Knight Willmott


                                          /s/ Peter Jeffrey Willmott
                                          ----------------------------------
                                          Name: Peter Jeffrey Willmott